Exhibit 99.1

Safeguard Scientifics, Inc.
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
(610) 293-0060
(610) 293-0601 (General Fax)

November 17, 2004

Steven J. Feder
15 Bambi Lane
Haverford, PA 19041

Dear Mr. Feder:

     Safeguard Scientifics, Inc. (“Safeguard”) is pleased to offer you employment on the terms set forth in the letter, dated October 14, 2004, a copy of which is attached hereto. In addition, Safeguard considers it essential to the best interests of its stockholders to encourage your acceptance of our offer of employment with Safeguard by offering you protection in the event of your severance, including following a change of control. Accordingly, the Board of Directors of Safeguard (the “Board”) believes it is appropriate to set forth its obligation to you in this letter (the “Agreement”).

     Subject to the terms and conditions set forth below, in the event that (A) your employment with Safeguard is terminated by Safeguard without cause or by you for good reason within eighteen (18) months following a change of control of Safeguard (“Change of Control Termination”) or (B) you are terminated for any reason other than for cause or resignation without good reason (such a termination, a “Severance Termination”), Safeguard shall provide you with the following benefits, which together with any benefits provided under the applicable terms of any other plan or program sponsored by the Safeguard, and applicable to you, shall be the only severance benefits or other payments in respect of your employment with Safeguard to which you shall be entitled. The benefits you receive under this Agreement will be in respect of all salary, accrued vacation and other rights that you may have against Safeguard or its affiliates.

1.       You will receive a payment in respect of your current year’s bonus equal to the product of (i) your annual bonus (of at least $150,000), multiplied by (ii) Safeguard’s percentage achievement of its annual Management Incentive Plan objectives as determined by the Compensation Committee as of the end of the calendar quarter closest to your date of termination, multiplied by (iii) a fraction, the numerator of which is the number of days in Safeguard’s fiscal year elapsed at the time of the termination and the denominator of which is 365. Payment under this provision will be made within a reasonable period of time after the end of the quarter for which the determination in (ii) is being made.

2.       If, during the initial 18 months of your employment with Safeguard, (A) there is a Change of Control Termination or (B) a Severance Termination, you will receive a lump sum payment equal to your annual base salary (of at least $300,000). If, during such initial 18 month period of employment, there is a Severance Termination following the appointment of a successor Chief Executive Officer of Safeguard, you will receive a lump sum payment equal to the product of (i) 1.5 multiplied by (ii) your annual salary (of at least $300,000). If, after such initial 18 month period of employment, (A) there is a Change of Control Termination or (B) a Severance Termination, you will receive a lump sum payment equal to the product of (i) 1.5 multiplied by (ii) your annual salary (of at least $300,000).

3.       Except as provided below, you will only vest in your interests under and you will receive benefits in accordance with the terms and conditions set forth in Safeguard’s various long term incentive plans.

4.       You will receive up to twelve (12) months continued coverage under Safeguard’s medical and health plans and life insurance plans, which coverage shall run concurrent with the coverage provided under section 4980B of the Code; or as an alternative, at the discretion of the Board, the Board may elect to pay you in lieu of such coverage an amount equal to your cost of continuing such coverage. You should consult with Safeguard’s Manager of Human Resources concerning the process for assuming ownership of and continued premium payments for any whole life policy at the end of such twelve (12) month period.

5.       You will receive up to $20,000 as a reimbursement for documented outplacement services or office space which you secure.

6.       You will be reimbursed promptly for all your reasonable and necessary business expenses incurred on behalf of Safeguard prior to your termination date in accordance with Safeguard’s customary policies.

7.       If you experience a Change of Control Termination as described above, you will become fully vested in all of your outstanding stock options and you may exercise those stock options during the thirty six (36) month period following your termination of employment (unless any of the options would by their terms expire sooner, in which case you may exercise such options at any time before their expiration) and you will become fully vested in all of your outstanding restricted stock awards and deferred stock units, if any.

8.       If you experience a Severance Termination as described above, you will become fully vested in your outstanding stock options and you may exercise those stock options during the 36 month period following your termination of employment (unless any of the options would by their terms expire sooner, in which case you may exercise such options at any time before their expiration) , and the Board, in its discretion, may accelerate the vesting of any restricted stock grants and deferred stock units, if any..

     All compensation and benefits described in this Agreement will be offered in return for and contingent on your execution and non-revocation of a release and non-competition agreement substantially in the forms attached to this letter.

     Upon your termination of employment with Safeguard in connection with a change of control, as discussed above, if it is determined that any payment or distribution by Safeguard of benefits provided under this Agreement or any other benefits due upon a change of control (the “Change of Control Benefits”) would constitute an “excess parachute payment” within the meaning of section 280G of the Code that would be subject to an excise tax under section 4999 of the Code (the “Excise Tax”) the following provisions shall apply, unless provided otherwise in the applicable plan, program or agreement that provides change of control payments that are not paid pursuant to this Agreement. If the aggregate present value to you of receiving the Change of Control Benefits and paying the Excise Tax is not greater than the aggregate present value to you of the Change of Control Benefits reduced to the safe harbor amount (as defined below), then Safeguard shall reduce the Change of Control Benefits such that the aggregate present value to you of receiving the Change of Control Benefits is equal to the safe harbor amount. Otherwise you shall receive the full amount of the Change of Control Benefits and you shall be responsible for payment of the Excise Tax. For purposes of this paragraph “present value” shall be determined in accordance with Section 280G(d)(4) of the Code and the term “safe harbor amount” shall mean an amount expressed in the present value that maximizes the aggregate present value of the Change of Control Benefits without causing any of the Change of Control Benefits to be subject to the deduction limitations set forth in Section 280G of the Code.

     All determinations made pursuant to the foregoing paragraph shall be made by Safeguard’s independent public accountant immediately prior to the change of control (the “Accounting Firm”), which firm shall provide its determinations and any supporting calculations both to Safeguard and to you within ten days of the termination date. Any such determination by the Accounting Firm shall be binding upon you and Safeguard. You shall then, in your sole discretion, determine which and how much of the Change of Control Benefits shall be eliminated or reduced consistent with the requirements of the foregoing paragraph. All of the fees and expenses of the Accounting Firm in performing the determinations referred to above shall be borne solely by Safeguard.

     Safeguard will pay you the lump sum payments described above within five business days of the date on which you have signed the release and non-competition agreement and such agreements have become effective and following any determination required by the preceding paragraph. Safeguard will prepare the final release (which will be substantially in the form attached as Exhibit A to this letter, but with such changes, if any, as recommended by Safeguard’s counsel) and the final non-competition agreement (which will be substantially in the form attached as Exhibit B to this letter, but with such changes, if any, as recommended by Safeguard’s counsel) within five business days of your termination of employment. You will have 21 days in which to consider the release although you may execute it sooner. Please note that the release has a rescission period of seven days after which it becomes effective if not revoked. All other payments will be made to you within five business days of the date on which they become due or, in the case of payments payable on notice from you, within five business days of such notice.

     Safeguard will pay interest on late payments at the prime rate at Safeguard’s agent bank plus 2 percent compounded monthly. In addition, Safeguard will pay all reasonable costs and expenses (including reasonable attorney’s fees and all costs of arbitration) incurred by you to enforce this Agreement or any obligation hereunder.

     In this letter, the term “cause” means (a) your failure to adhere to any written Safeguard policy if you have been given a reasonable opportunity to comply with such policy or cure your failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (b) your appropriation (or attempted appropriation) of a material business opportunity of Safeguard, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of Safeguard; (c) your misappropriation (or attempted misappropriation) of any Safeguard fund or property; or (d) your conviction of, or your entering a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

     In this letter, the term “good reason” means (i) your assignment (without your consent) to a position, title, responsibilities, or duties of a materially lesser status or degree of responsibility than your current position, responsibilities, or duties; provided, however, that a mere change in your area of responsibilities shall not constitute a material change if you are reasonably suited by your education and training for such responsibilities and you remain General Counsel of Safeguard; (ii) a reduction of your base salary or target bonus opportunity (acknowledging that the payment of any bonus is subject to the discretion of the Compensation Committee of the Board); (iii) the relocation of Safeguard’s principal executive offices to a location which is more than 30 miles away from the location of Safeguard’s principal executive offices on the date of this Agreement; or (iv) your assignment (without your consent) to be based anywhere other than Safeguard’s principal executive offices. Notwithstanding the foregoing, good reason shall not exist if Safeguard cures such action or failure to act that constitutes good reason within a reasonable period of time (which reasonable period of time shall not be longer than 10 days) following the date you provide Safeguard with notice of your intended resignation for good reason.

     A “change of control” shall be deemed to have occurred if (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than any Safeguard employee stock ownership plan or an equivalent retirement plan, becomes the beneficial owner (as such term is used in Section 13(d) of the Exchange Act), directly or indirectly, of securities of Safeguard representing 50% or more of the combined voting power of Safeguard’s then outstanding voting securities, (ii) the Board ceases to consist of a majority of Continuing Directors (as defined below), (iii) the consummation of a sale of all or substantially all of Safeguard’s assets or a liquidation (as measured by the fair value of the assets being sold compared to the fair value of all of Safeguard’s assets), or (iv) a merger or other combination occurs such that a majority of the equity securities of the resultant entity after the transaction are not owned by those who owned a majority of the equity securities of Safeguard prior to the transaction. A “Continuing Director” shall mean a member of the Board who either (i) is a member of the Board at the date of this Agreement or (ii) is nominated or appointed to serve as a Director by a majority of the then Continuing Directors.

     The provisions set forth in this Agreement will inure to the benefit of your personal representative, executors and heirs. In the event you die while any amount payable under the Agreement remains unpaid, all such amounts will be paid in accordance with the terms and conditions of this letter.

     No term or condition set forth in this letter may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and the Board of Safeguard or a duly authorized officer of Safeguard.

     You will not be required to mitigate the amount of any payment provided for in this letter by seeking other employment or otherwise.

     You acknowledge that the arrangements described in this Agreement will be the only obligations of Safeguard or its affiliates in connection with any determination by Safeguard to terminate your employment with Safeguard. This Agreement does not terminate, alter or affect your rights under any plan or program of Safeguard in which you may participate or under which you are due a benefit, except as explicitly set forth herein. Your participation in such plans or programs will be governed by the terms of such plans and programs.

     The provisions set forth in this Agreement will be construed and enforced in accordance with the law of the Commonwealth of Pennsylvania without regard to the conflicts of laws rules of any state.

     Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration

Association, using one arbitrator, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

     The obligations of Safeguard set forth herein are absolute and unconditional and will not be subject to any right of set-off, counterclaim, recoupment, defense or other right which Safeguard may have against you, subject to, in the event of your termination of employment, your execution of the relevant release and the non-competition agreement set forth in the forms attached to this Agreement.

     Safeguard may withhold applicable taxes and other legally required deductions from all payments to be made hereunder.

     Safeguard’s obligations to make payments under this letter are unfunded and unsecured and will be paid out of the general assets of Safeguard.

     This Agreement constitutes the entire agreement and understanding with respect to your severance arrangements, and supersedes any and all prior agreements and understandings whether oral or written, relating thereto.

     If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to us the enclosed copy of this letter which will then constitute our legally binding agreement on this subject.

Sincerely, Safeguard Scientifics, Inc.
By:	/s/ Anthony L. Craig
Title: President and Chief Executive Officer

I agree to the terms and conditions of this letter.

/s/ Steven J. Feder
Steven J. Feder

EXHIBIT A

GENERAL RELEASE AND AGREEMENT

NOTICE:

     Various state and federal laws, including the Civil Rights Act of 1964 and 1991 and the Age Discrimination in Employment Act, prohibit employment discrimination based on age, sex, race, color, national origin, religion, disability and veteran status. These laws are enforced through the Equal Employment Opportunity Commission (EEOC), the Department of Labor and state civil rights agencies.

     If you sign this General Release and Agreement and accept the agreed-upon special severance allowance and other termination benefits described in the letter addressed to you which accompanies this release, you are giving up your right to file a lawsuit pursuant to the aforementioned federal, state and local laws in local, state or federal courts against Safeguard Scientifics, Inc. and its affiliates (the “Releasees”) with respect to any claims relating to your employment or termination therefrom which arise up to the date this Agreement is executed.

     By signing this General Release and Agreement you waive your right to recover any damages or other relief in any claim or suit brought by or though the Equal Employment Opportunity Commission or any other state or local agency on your behalf under and federal or state discrimination law, except where prohibited by law. You agree to release and discharge each Releasee not only from any and all claims which you could make on your own behalf, but also specifically waive any right to become, and promise not to become, a member of any class in any proceeding or case in which a claim or claims against a Releasee may arise, in whole or in part, from any event which occurred as of the date of this Agreement. You agree to pay for any legal fees or cost incurred by any Releasee as a result of any breach of the promises in this paragraph. The parties agree that if you, by no action of your own, become a mandatory member of any class from which you cannot, by operation of law or order of court, opt out, you shall not be required to pay for any legal fees or costs incurred by a Releasee as a result.

     We encourage you to discuss the following release language with an attorney prior to executing this Agreement. In any event, you should thoroughly review and understand the effect of the agreement set forth below before acting on it. Therefore, please take this release home and consider it for up to twenty-one (21) days before you decide to sign it.

GENERAL RELEASE AND AGREEMENT

     This GENERAL RELEASE AND AGREEMENT (hereinafter the “Agreement”) is made and entered into as of this      day of             , 200_, by and between SAFEGUARD SCIENTIFICS, INC. (“Safeguard”) and [Name of Executive Officer] (“Employee”).

     1.       Background. The parties hereto acknowledge that this Agreement is being entered into pursuant to the terms of the Letter Agreement, dated                                        between Safeguard and Employee (the “Letter Agreement”). As used in this Agreement, any reference to Safeguard shall include its predecessors and successors and, in their capacities as such, all of its present, past, and future directors, officers, employees, attorneys, insurers, agents and assigns, as well as all Safeguard affiliates, subdivisions and subsidiaries; and any reference to Employee shall include, in their capacities as such, his or her attorneys, heirs, administrators, representatives, agents and assigns.

     2.       Resignation from Boards. Employee shall, and hereby does resign from such Boards and officer positions with Safeguard and all affiliates and partner companies of Safeguard as such employee holds on the date hereof. In this regard, Employee agrees to pre-sign and deliver to Safeguard resignation letters acceptable to Safeguard in order to affect Employee’s resignation from certain companies and entities, and Safeguard may submit other such letters from time to time, although nothing contained herein shall prohibit Employee from resigning from such boards and officer positions at an earlier time.

     3.       General Release.

     (a)       Employee, for and in consideration of the special severance allowance and other termination benefits offered to him by Safeguard specified in the Letter Agreement and intending to be legally bound, does hereby REMISE, RELEASE AND FOREVER DISCHARGE Safeguard, of and from any and all causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which Employee ever had, now has, or hereafter may have or which Employee’s heirs, executors or administrators may have, by reason of any matter, cause or thing whatsoever, from the beginning of Employee’s employment with Safeguard to the date of this Agreement, and particularly, but without limitation, any claims arising from or relating in any way to Employee’s employment or the termination of Employee’s employment relationship with Safeguard, including, but not limited to, any claims arising under any federal, state, or local laws, including Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq., (“Title VII”), the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq. (“the ADEA”), the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq. (“ADA”), Employee Retirement Income Security Act of 1974, as amended 29 U.S.C. § 301, et seq., as amended (“ERISA”), the Pennsylvania Wage Payment and Collection Law, Pa. Stat. Ann. tit. 43 §§ 260.1-260.11a (“WPCL”), the Pennsylvania Human Relations Act, 43 P.S. § 951 et seq. (the “PHRA”), and any and all other federal, state or local laws, regulations, ordinances or public policies and any common law claims now or hereafter recognized, including claims for wrongful discharge, slander and defamation, as well as all claims for counsel fees and costs.

     (b)       By signing this Agreement, Employee represents that Employee has not commenced any proceeding against Safeguard in any forum (administrative or judicial) concerning Employee’s employment or the termination thereof. Employee further acknowledges that Employee was given sufficient notice under the Worker Adjustment and Retraining Notification Act (the “WARN Act”) and that the termination of Employee’s employment does not give rise to any claim or right to notice, or pay or benefits in lieu of notice under the WARN Act. In the event any WARN Act issue does exist or arises in the future, Employee agrees and acknowledges that the payments and benefits set forth in this Agreement shall be applied to any compensation or benefits in lieu of notice required by the WARN Act, provided that any such offset shall not impair or affect the validity of any provision of this Agreement or the Letter Agreement.

     (c)       Employee agrees that in the event of a breach of any of the terms of this Agreement, Safeguard shall be entitled to recover attorneys’ fees and costs in an action to prosecute such breach, in addition to compensatory damages, and may cease to make any payments then due under the Letter Agreement.

     (d)       Anything herein to the contrary notwithstanding, neither party is released from any obligations under the Letter Agreement and Employee acknowledges that Safeguard’s obligations under the Letter Agreement and this Agreement are the only obligations of Safeguard or its affiliates in connection with the severance of Employee’s service with Safeguard. This Agreement does not terminate, alter or affect Employee’s rights under any plan or program of Safeguard in which Employee may participate and under which Employee is due a benefit, except as explicitly set forth herein. Employee’s participation in such plans or programs will be governed by the terms of such plans and programs.

     (e)       Employee agrees and acknowledges that this Agreement is not and shall not be construed to be an admission by Safeguard of any violation of any federal, state or local statue, ordinance, regulation or of any duty owed by Safeguard to Employee.

     4.       Confidentiality; Non-Disparagement.

     (a)       Except to the extent required by law, including SEC disclosure requirements, Safeguard and Employee agree that the terms of this Agreement will be kept confidential by both parties, except that Employee may advise his family and confidential advisors, and Safeguard may advise those people needing to know to implement the above terms.

     (b)       Employee will not at any time knowingly reveal to any person or entity any of the trade secrets or confidential information of Safeguard or of any third party which Safeguard is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), and Employee shall keep secret all confidential matters relating to Safeguard and shall not use or attempt to use any such confidential information in any manner which injures or causes loss or may reasonably be calculated to injure or cause loss whether directly or indirectly to Safeguard. These restrictions contained in this sub-paragraph (b) shall not apply to: (i) information that at the time of disclosure is in the public domain through no fault of Employee’s; (ii) information received from a third party outside of Safeguard that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of Safeguard; or (iv) information that may be required by law or an order of the court, agency or proceeding to be disclosed; provided, that Employee shall provide Safeguard notice of any such required disclosure once Employee has knowledge of it and will help Safeguard at Safeguard’s expense to the extent reasonable to obtain an appropriate protective order.

     (c)       Employee represents that Employee has not taken, used or knowingly permitted to be used any notes, memorandum, reports, list, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of Safeguard or its partner companies or concerning any of its dealings or affairs otherwise than for the benefit of Safeguard. Employee shall not, after the termination of Employee’s employment, use or knowingly permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of Safeguard and that immediately upon the termination of Employee’s employment, Employee shall deliver all of the foregoing, and all copies thereof, to Safeguard, at its main office.

     (d)       In accordance with normal ethical and professional standards, Safeguard and Employee agree that they shall not in any way engage in any conduct or make any statement that would defame or disparage the other, or make to, or solicit for, the media or others, any comments, statements (whether written or oral), and the like that may be considered to be derogatory or detrimental to the good name or business reputation of either party. It is understood and agreed that Safeguard’s obligation under this paragraph extends only to the conduct of Safeguard’s senior officers. The only exception to the foregoing shall be in those circumstances in which Employee or Safeguard is obligated to provide information in response to an investigation by a duly authorized governmental entity or in connection with legal proceedings.

     5.       Indemnity.

     (a)       This Agreement shall not release Safeguard or any of its insurance carriers from any obligation it or they might otherwise have to defend and/or indemnify Employee and hold harmless any other director or officer and Safeguard affirms its obligation to provide indemnification to Employee as a director, officer or former director or officer of Safeguard, as set forth in Safeguard’s bylaws and charter documents in effect on January 1, 2003.

     (b)       Employee agrees that Employee will personally provide reasonable assistance and cooperation to Safeguard in activities related to the prosecution or defense of any pending or future lawsuits or claims involving Safeguard.

     6.       General.

     (a)       Employee acknowledges and agrees that he has twenty-one (21) days to consider this Agreement, and that Employee has been advised by Safeguard, in writing, to consult with his attorney before signing this Agreement, and that Employee had discussed this matter with his attorney before signing it. Employee further acknowledges that Safeguard has advised him that he may revoke this Agreement for a period of seven (7) calendar days after it has been executed, with the understanding that Safeguard has no obligations under this Agreement until the seven (7) day period has passed. If the seventh day is a weekend or national holiday, Employee will have until the next business day to revoke. Any revocation must be in writing and received by Safeguard at its facility located at 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087.

     (b)       Employee has carefully read and fully understands all of the provisions of the Notice and the Agreement which set forth the entire agreement between him and Safeguard, and he acknowledges that he has not relied upon any representation or statement, written or oral, not set forth in this document.

     (c)       This Agreement is made in the Commonwealth of Pennsylvania and shall be interpreted under the laws thereof. Its language shall be construed as a whole, to give effect to its fair meaning and to preserve its enforceability.

     (d)       Employee agrees that any breach of this Agreement by Employee will cause irreparable damage to Safeguard and that in the event of such breach Safeguard shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of Employee’s obligations hereunder.

     (e)       No term or condition set forth in this letter may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and the Chief Executive Officer of Safeguard or another duly authorized officer of Safeguard.

     (f)       Any waiver by Safeguard of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

     (g)       Each covenant, paragraph and division of this Agreement is intended to be severable and distinct, and if any paragraph, subparagraph, provision or term of this Agreement is deemed to be unlawful or unenforceable, such a determination will not impair the legitimacy or enforceability of any other aspect of the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

Date:
[Name of Employee]

SAFEGUARD SCIENTIFICS, INC.
Date:	By:
Title

EXHIBIT B

NON-COMPETITION AGREEMENT

     This NON-COMPETITION AGREEMENT (hereinafter the “Agreement”) is made and entered into as of this     day of                    , 200  , by and between SAFEGUARD SCIENTIFICS, INC. (the “Company”) and [Name of Executive Officer] (“Employee”).

     1.       Background. The parties hereto acknowledge that this Agreement is being entered into pursuant to the terms of the Letter Agreement, dated                                        between the Company and Employee (the “Letter Agreement”). As used in this Agreement, any reference to “Majority Subsidiary” shall mean any person or entity that at the date of this Agreement has a majority of its outstanding voting securities owned directly or indirectly by the Company; “Partner Company” shall mean any person or entity in which, at the date hereof, the Company has made, or is actively considering making, an equity or debt investment or acquisition.

     2.       Confidentiality and Non-Disclosure. (a) I will not reveal to any person or entity any of the trade secrets or confidential information of the Company or of any Partner Company (including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, employee lists, customer lists, projects, plans and proposals) and I shall keep secret all matters entrusted to me and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to the Company. The above restrictions shall not apply to: (i) information that at the time of disclosure is in the public domain through no fault of mine; (ii) information received from a third party outside of the Company that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of the Company; or (iv) information that may be required by law or an order of any court, agency or proceeding to be disclosed; provided, I shall provide the Company notice of any such required disclosure once I have knowledge of it and will help the Company to the extent reasonable to obtain an appropriate protective order.

               (b)       Upon termination of my employment, I shall not take, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or any Partner Company concerning any of its dealings or affairs, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company or the Partner Company, as appropriate, and that immediately upon the termination of my employment I shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

     3.       Ownership of Inventions and Ideas. I acknowledge that the Company shall be the sole owner of all patents, patent applications, patent rights, formulas, copyrights, inventions, developments, discoveries, other improvements, data, documentation, drawings, charts, and other written, audio and/or visual materials relating to equipment, methods, products, processes, or programs in connection with or useful to the business of the Company or a Partner Company (collectively, the “Developments”) which I, by myself or in conjunction with any other person, conceived, made, acquired, acquired knowledge of, developed or created during the term of my employment with the Company, free and clear of any claims by me (or any successor or assignee of mine) of any kind or character whatsoever other than my rights under the Letter Agreement. I acknowledge that all copyrightable Developments shall be considered works made for hire under the Federal Copyright Act. I hereby assign and transfer my right, title and interest in and to all such Developments, and agree that I shall, at the request of the Company, execute or cooperate with the Company in any patent applications, execute such assignments, certificates or other instruments, and do any and all other acts, as the Company from time to time reasonably deems necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend the Company’s right, title and interest in or to any such Developments.

     4.       Non-Compete. Until the first anniversary of the date hereof (the “Restricted Period”), I agree that I will not:

                    (i)             directly or indirectly solicit, entice or induce any customer of the Company or a Majority Subsidiary to become a customer of any other person, firm or corporation with respect to products and/or services then sold by the Company or to cease doing business with the Company, and I shall not approach any such person, firm or corporation for such purpose or authorize or knowingly approve the taking of such actions by any other person;

                    (ii)             directly or indirectly solicit, recruit or hire any person who was an employee of the Company or a Majority Subsidiary on the date of my termination of employment to work for a third party other than the Company or such Majority Subsidiary or engage in any activity that would cause any employee to violate any agreement with the Company or such Majority Subsidiary; provided that I shall not be prohibited from soliciting any person who, at the time of solicitation, is no longer employed by the Company or a Majority Subsidiary and who was not induced to leave employment in violation of this sub-paragraph (ii); or

                    (iii)             whether alone or as a partner, officer, director, consultant, agent, employee or stockholder of any company or other commercial enterprise, directly or indirectly engage in any business or other activity which is competitive in the same service areas with the products or services being manufactured, marketed, distributed, or provided by the Company or a Majority Subsidiary at the time of termination of my employment (“Competitive Activities”). The foregoing prohibition shall not prevent (i) my ownership of securities of a public company not in excess of five percent (5%) of any class of such securities, or (ii) my employment or engagement by a company or business organization which during the previous 12 months did not generate, or during the next 12 months does not seek to generate, more than 5% of its consolidated revenues from Competitive Activities, provided that my responsibilities for such company or business organization do not require me to engage in Competitive Activities or to violate sub-paragraphs (i) or (ii) of this Section.

     5.       Reasonable Restrictions. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder. I hereby acknowledge that the type and periods of restriction imposed in the provisions of this Agreement are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company. I represent that my experience and capabilities are such that the restrictions contained herein will not prevent me from obtaining employment or otherwise earning a living at the same general economic benefit as reasonably required by me. I further agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

     6.       General. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof. No term or condition set forth in this letter may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by me and an officer of the Company authorized to sign such writing by the Board of Directors of Safeguard. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Any controversy or claim arising out of or relating to this agreement, or the breach thereof (other than a request for equitable relief) will be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, using one arbitrator, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

Date:
[Name of Employee]

SAFEGUARD SCIENTIFICS, INC.
Date:	By:
Title

October 14, 2004

Mr. Steven J. Feder
15 Bambi Lane
Haverford, PA 19041

Dear Steve:

     Safeguard Scientifics, Inc. is pleased to offer you a position as Senior Vice-President and General Counsel at Safeguard. I understand that you will assume this position on November 17, 2004 (the “Commencement Date”).

     Salary and Bonus. The annual salary associated with this position is $300,000. As a matter of maintaining competitive employment terms, salaries are reviewed annually against internal and external peer groups, and individual performance, and, if appropriate, adjusted upwards.

     You will also be eligible to participate in the Safeguard annual bonus program, at a target bonus of $150,000. The overall bonus program goals are determined at the beginning of each year, and approved for payment annually, after the year-end audited results, by the Compensation Committee of the Board. Your individual actual bonus amount will be determined by performance to individual objectives, and by the overall performance of Safeguard. You will be provided with a sign on bonus of $25,000, and will participate in the executive bonus program commencing with the full calendar year of 2005, with a minimum payment guaranteed at 50% of the target amount for 2005 only.

     Option Grant. Subject to Compensation Committee approval, you will be granted an option to purchase 300,000 shares of Common Stock of Safeguard. The option will be granted under the Safeguard 2004 Equity Compensation Plan (the “Option Plan”) on the later of your commencement date or the date of the Compensation Committee approval (the “Grant Date”). The option shares will vest 25% on the first anniversary of the Grant Date and the remaining 75% will vest in equal monthly installments during the three-year period commencing on the first anniversary of the Grant Date. The option will have an exercise price equal to the mean of the high and low sales prices of Safeguard common stock on the Grant Date and will expire on the eighth anniversary of the Grant Date (subject to earlier termination in accordance with the Option Plan). You will be eligible for additional grants from time to time as the compensation committee approves additional grants.

     Fringe Benefits. You will also be eligible to participate in Safeguard’s health, dental, vision, disability, 401(k), and other benefit plans generally available to Safeguard executive employees from time to time. In addition, so long as you are an employee and Safeguard offers these benefits generally to other principals or executives, you will be paid a car allowance at the rate of $10,000 per annum; will receive a non-accountable annual expense allowance of $8,000 per annum; and, subject to evidence of insurability, will be entitled to a Company paid universal life insurance providing coverage of $750,000 in addition to the Company’s normal group life plans offered to employees generally. You will also be entitled to vacation at the annual rate of four weeks of vacation per year, and other benefits as outlined on the enclosed description of Safeguard benefits.

     Terms of Employment, Agreements. You will be an employee-at-will and subject to the arrangements described in Safeguard’s employee handbook as modified from time to time. In the event of termination other than for cause, you will receive a payment equal to 12 months of base salary if employment is terminated other than for cause in the first 18 months of employment. Upon completion of 18 months of employment, or in the event that employment is terminated other than for cause by Safeguard following the appointment of a successor CEO within the first 18 months you will receive a payment equal to 18 months of base salary. Customary change of control provisions with these multiples applied will be of the form accorded to other senior executives of the company.

     In addition, this offer is subject to your agreement to comply with various covenants designed to protect Safeguard’s confidential information and employee and customer relationships. These provisions are contained in an Employee Agreement that is being provided to you separately. We will need to receive a signed copy of the agreement prior to your start date. This offer is subject to verification of employment history, and satisfactory completion of our reference checks, which I expect over the next few days.

     I trust you will enjoy the challenges and opportunities of working in a dynamic environment, and look forward to a mutually rewarding association. If these terms are agreeable, please signify your acceptance below and return one copy to me along with the executed Employment Agreement. If there are any other questions, please do not hesitate to contact me.

Sincerely,

/s/ Anthony L. Craig

Anthony L. Craig

     /s/ Steven J. Feder

Agreed and accepted

11/17/04

Date